EXHIBIT 99.5

ACTIVCARD CORP.

offer to exchange

0.95 shares of its common stock for

each outstanding common share

and

0.95 shares of its common stock for

each outstanding American depositary share

of

ACTIVCARD S.A.

pursuant to the Preliminary Prospectus dated June 9, 2003

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,

ON JULY 7, 2003, UNLESS EXTENDED.

June 9, 2003

To:	Our Clients who hold ADSs of ActivCard S.A.:

ActivCard Corp., a Delaware corporation (“ActivCard Corp.”), is offering to exchange:

•	0.95 shares of ActivCard Corp. common stock (rounded down to the nearest whole number) for each ActivCard S.A. common share that is validly tendered in the exchange offer and that is accepted by ActivCard Corp.;

•	0.95 shares of ActivCard Corp. common stock (rounded down to the nearest whole number) for each ActivCard S.A. ADS that is validly tendered in the exchange offer and that is accepted by ActivCard Corp; and

•	a cash payment equal to the fair market value of any fractional shares of ActivCard Corp. common stock that you would otherwise receive in the exchange offer, but for the “rounding down” of the ActivCard Corp. shares to be issued in the exchange offer.

This exchange offer is made on the terms and is subject to the conditions set forth in our preliminary prospectus dated June 9, 2003 (the “Prospectus”) and the accompanying Form of Acceptance for the common shares and Letter of Transmittal for the ADSs. These materials are being forwarded to you as the beneficial owner of the ActivCard S.A. ADSs held by us for your account but not registered in your name.

We (or our nominees) are the record holder of ActivCard S.A. ADSs held by us for your account. A tender of such ActivCard S.A. ADSs can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal and other materials are furnished to you for information only and may not be used directly by you to tender ActivCard S.A. ADSs.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the ActivCard S.A. ADSs held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the ActivCard S.A. ADSs on your behalf in accordance with the provisions of the exchange offer.

Your attention is directed to the following:

1.    The exchange offer is for any and all outstanding common shares and ADSs of ActivCard S.A.

2.    The exchange offer is made upon the terms and subject to the conditions set forth in the Prospectus under “Terms of the Exchange Offer—Conditions for completion of the exchange offer” and in the related Form of Acceptance for common shares and Letter of Transmittal for ADSs.

3.    Any transfer taxes incident to the transfer of ActivCard S.A. ADSs to ActivCard Corp. will be paid by ActivCard Corp., except as otherwise provided in Instruction 11 of the Letter of Transmittal.

4.    The exchange offer expires at 12:00 midnight, New York City time, on July 7, 2003, unless extended or earlier terminated.

If you wish to have us tender your ActivCard S.A. ADSs, please so instruct us by completing, executing and returning to us the instruction form set forth below. If you authorize the tender of your ActivCard S.A. ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf before the expiration date.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER BY ACTIVCARD CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the exchange offer made by ActivCard Corp. with respect to the common shares and ADSs of ActivCard S.A.

This will instruct you to tender the number of ActivCard S.A. ADSs indicated below (or if no number is indicated below, all ActivCard S.A. ADSs) that are held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any ActivCard S.A. ADSs submitted on my behalf to the U.S. Exchange Agent will be determined by ActivCard Corp. (which may delegate power in whole or in part to the U.S. Exchange Agent).

Number of ActivCard S.A. ADSs to be tendered:                                                                                    shares

Account Number:

Dated:

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

None of the ActivCard S.A. ADSs held by us will be tendered unless we receive written instruction from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the ActivCard S.A. ADSs held by us for your account.